Exhibit 99.1

Recursion Announces Therapeutics Advisory Board, Chaired by Joseph Miletich, MD, PhD

Therapeutics Advisory Board to help guide Recursion’s growing clinical pipeline through development

SALT LAKE CITY, July 13, 2021 — Recursion (NASDAQ: RXRX), a clinical-stage biotechnology company decoding biology by integrating technological innovations across biology, chemistry, automation, machine learning and engineering, today announced its formation of a Therapeutics Advisory Board (TAB), chaired by Joseph Miletich, MD, PhD. The TAB will guide Recursion’s executive team and Board of Directors on the key challenge of developing medicines at scale from its tech-enabled drug discovery pipeline and bringing them to the patients who need them the most.

Most recently, Dr. Miletich was Merck Research Laboratories’ senior vice president of research sciences and is currently senior scientific advisor to Merck’s CEO. Prior to his last 6+ years at Merck Research Laboratories, Dr. Miletich served as senior vice president of research and development at Amgen.

“I am so delighted for our team to be working with and learning from one of the industry’s most compelling scientists,” said Recursion Co-founder and CEO Chris Gibson, PhD. “Joe brings decades of experience identifying and advancing potential new medicines into and through development, but also a learner’s mindset and a broad appreciation for the potential of innovative new approaches, including technology-enabled discovery, to revolutionize the pace, scale and likelihoods of success of our industry.”

“This is both a critical and an opportune time to adapt the discovery and development of new therapeutics to capitalize on what has become possible, while retaining knowledge of what is useful and necessary,” said Joe Miletich, MD, PhD. “Leveraging technology the team has developed to date, Recursion is well-positioned to make substantive contributions to our collective understanding of human pathobiology and how best to modulate it to improve human health. I am excited to join Chris and his team on that journey.”

According to Dr. Miletich, one reason he transitioned from a life in academia to developing therapeutics was the opportunity to bring treatments to patients without the unconscious bias sometimes intertwined in academic research. At Recursion, he will help drive its programs discovered through the Recursion OS, which uses machine learning tools to explore foundational biology unconstrained by human bias, through clinical development. Dr. Miletich’s decades of industry-leading drug hunting, combined with his innovative outlook on tech-enabled drug discovery, will lead Recursion’s TAB in helping guide the company’s therapeutic development.

Learn more about Recursion and view its pipeline at Recursion.com/pipeline.

About Recursion

Recursion is a clinical-stage biotechnology company decoding biology by integrating technological innovations across biology, chemistry, automation, machine learning and engineering. Our goal is to radically improve the lives of patients and industrialize drug discovery. Central to our mission is the Recursion Operating System, which combines an advanced infrastructure layer to generate what we believe is one of the world’s largest and fastest-growing proprietary biological and chemical datasets. We combine that with the Recursion Map, a suite of custom software, algorithms and machine learning tools that we use to explore foundational biology unconstrained by human bias and navigate to new biological insights. Learn more at www.Recursion.com, or connect on Twitter and LinkedIn.

Press Contact

Elyse Freeman - Senior Communications and Content Manager

Elyse.Freeman@Recursion.com

Investor Relations Contact

InvestorRelations@Recursion.com

Forward-Looking Statements

This press release contains information that includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements provide our expectations or forecasts regarding future events. You can identify these statements by the fact they do not relate strictly to historical or current facts. They may use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, forward-looking statements include statements relating to intended future actions; plans with respect to clinical trials and preclinical activities; prospective products or product approvals; future performance or results of anticipated products or technology; expenses; our ability to obtain, maintain and enforce intellectual property protections and financial results; in addition to other topics. Any or all of our forward-looking statements here or elsewhere may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements and from expected or historical results. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. In particular, you should read the discussion in the “Risk Factors” section in our Prospectus filed with the U.S. Securities and Exchange Commission (SEC) on April 16, 2021 and in our periodic filings with the SEC. Other factors besides those listed could also adversely affect the company. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except to the extent required by applicable law. These forward-looking statements (except as may be otherwise noted) speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You are advised to consult any further disclosures we make on related subjects in our reports to the SEC.